Exhibit 10.1

ORCHID ISLAND CAPITAL, INC.

2021 EQUITY INCENTIVE PLAN

Exhibit 10.1

Article I
DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

1.01.        Accounting Firm

“Accounting Firm” means the independent accounting firm engaged by the Company in connection with a Change in Control.

1.02.        Affiliate

            “Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships).  For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of fifty percent (50%) or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.  Notwithstanding the foregoing, the Manager shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Manager serves as the external manager of the Company.

1.03.        Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.

1.04.        Award

“Award” means any Option, SAR, Stock Award, award of Restricted Stock Units, Other Equity-Based Award, Incentive Award, Cash Award, Performance Unit or Substitute Award, together with any other right or interest, granted to a Participant pursuant to the Plan.

1.05.        Board

“Board” means the Board of Directors of the Company.

1.06.        Cash Award

“Cash Award” means an Award denominated in cash and granted under Article XII.

1.07.        Change in Control

            “Change in Control” means a change in control of the Company which will be deemed to have occurred after the date hereof if:

(a)        any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company’s common stock, or

Exhibit 10.1

(E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of outstanding Company securities;

(b)       during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 1.07 or (ii) a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c)        there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation in which the holders of Company voting securities immediately before the merger or consolidation continue to own more than 50% or more of the combined voting power of the Company or the surviving entity in the merger or consolidation or any parent thereof outstanding immediately after such merger or consolidation; or

            (d)       there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common stock of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale.

If a Change in Control (as defined in clauses (a)  through (d)  above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A, no payment will be made under that award on account of a Change in Control unless the event described in clause (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Section 409A.

1.08.        Code

“Code” means the Internal Revenue Code of 1986, as amended.

1.09.        Committee

“Committee” means the Compensation Committee of the Board.  Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 promulgated under the Exchange Act or any successor rule and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted;  provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board. With respect to awards made to a member of the Board who is not an

Exhibit 10.1

employee of the Company, the Manager or one (1) of their respective Affiliates, “Committee” means the Board.

1.10.        Common Stock

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

1.11.        Company

“Company” means Orchid Island Capital, Inc., a Maryland corporation.

1.12.        Control Change Date

“Control Change Date” means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date determined by the Committee as the date upon which the last of such transactions occurs.

1.13.        Corresponding SAR

“Corresponding SAR” means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14.        Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on shares of Common Stock with respect to specified Restricted Stock Unit, Other Equity-Based Award, Incentive Award or Performance Units denominated in shares of Common Stock or other Company securities, as determined by the Committee in its sole discretion. The Committee may provide that such Dividend Equivalent Rights (if any) shall be distributed only when, and to the extent that, the underlying award is vested or earned and also may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.15.        Effective Date

“Effective Date” means April 14, 2021.

1.16.        Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.17.        Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other stock exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with Section 409A.

1.18.        Grant Date

“Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

1.19.        Incentive Award

“Incentive Award” means an award granted under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.20.        Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or one hundred ten percent (110%) of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Stockholder).  Except as provided in Articles XIV, XV  and XVIII, without the approval of stockholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of a SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.

1.21.        Manager

“Manager” means Bimini Advisors, LLC, a Maryland limited liability company, the Company’s external manager, or any entity that subsequently becomes the Company’s external manager.

1.22.        Net After Tax Amount

“Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Sections 1, 3101(b) and 4999 of the Code and any state or local income taxes applicable to the Participant on the date of payment, determined using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.

1.23.        Non-Employee Director

“Non-Employee Director” means a member of the Board who is not an employee or officer of the Company, the Manager or any of their respective Affiliates.

1.24.        Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25.        Other Equity-Based Award

“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Stock Award, award of Restricted Stock Units or Performance Unit, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, Common Stock (including securities convertible into Common Stock) or other equity interests.

1.26.        Parachute Payment

“Parachute Payment” means a payment that is described in Section 280G(b)(2) of the Code, determined in accordance with Section 280G of the Code and the regulations promulgated or proposed thereunder.

1.27.        Participant

“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or an Affiliate of the Manager), and who satisfies the requirements of Article IV and is selected by the Committee to receive one (1) or more Awards.

1.28.        Performance Unit

“Performance Unit” means an Award granted to a Participant under Article XIII that is based upon one (1) or more performance goals or objectives specified by the Committee.  The Committee may adjust any of such performance goals or objectives as it deems equitable.

1.29.        Person

“Person” means any firm, corporation, partnership, or other entity.  “Person” also includes any individual, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.  Notwithstanding the preceding sentences, the term “Person” does not include (a) the Company or any of its subsidiaries, (b) any director or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (c) any underwriter temporarily holding securities pursuant to an offering of such securities or (d) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.

1.30.        Plan

“Plan” means this Orchid Island Capital, Inc. 2021 Equity Incentive Plan, as amended from time to time.

Exhibit 10.1

1.31.        Prior Plan

“Prior Plan” means the Orchid Island Capital, Inc. 2012 Equity Incentive Plan, as amended from time to time.

1.32.        REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.33.        Restricted Stock

“Restricted Stock” means a share of Common Stock granted to a Participant that is subject to certain restrictions and a risk of forfeiture.

1.34.        Restricted Stock Unit

“Restricted Stock Unit” means a right granted to a Participant under Article IX entitling the Participant to receive a payment (in cash, shares of Common Stock or a combination thereof) on a specified settlement date equal to the value of a share of Common Stock.

1.35.        SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.36.        Section 409A

“Section 409A” means Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

1.37.        Stock Award

“Stock Award” means Restricted Stock or unrestricted Common Stock awarded to a Participant under Article VIII.

1.38.        Substitute Award

“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.

1.39.        Ten Percent Stockholder

“Ten Percent Stockholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company.  An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters,

Exhibit 10.1

spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

Article II
PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, members of the Board and other individuals who provide services to the Company, the Manager or any Affiliates of the Company or the Manager with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, awards of Restricted Stock Units, Other Equity-Based Awards, Incentive Awards, Cash Awards, Performance Units and Substitute Awards in accordance with the Plan and any procedures that may be established by the Committee.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

Article III
ADMINISTRATION

The Plan shall be administered by the Committee.  The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan), as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in the Plan), on the transferability, forfeitability and exercisability of all or any part of an Award.  The Committee may, in its discretion, make any amendments, modifications or adjustments to outstanding Awards and the terms thereof.  In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of the Plan.

The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated.  The express grant in the Plan of any specific power to the Committee with respect to the administration or interpretation of the Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of the Plan.  Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive.  The members of the Committee shall not be liable for any act done in good faith with respect to the Plan or any Agreement or Award.  All expenses of administering the Plan shall be borne by the Company.

Article IV
ELIGIBILITY

Any officer or employee of the Company or any Affiliate of the Company (including a trade or business that becomes an Affiliate of the Company after the adoption of the Plan) and any member of the Board is eligible to participate in the Plan.  In addition, any other individual who provides services to the

Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or an Affiliate of the Manager) is eligible to participate in the Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.

Article V
COMMON STOCK SUBJECT TO PLAN

5.01.        Common Stock Issued

Upon the grant, exercise or settlement of an Award, the Company may deliver to the Participant Common Stock from its authorized but unissued Common Stock, shares purchased on the open market or by private purchase or a combination of the foregoing.

5.02.        Aggregate Limit

Subject to adjustment as provided under Article XV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan is equal to the sum of (a) 4,000,000 shares of Common Stock, (b) 3,366,623 shares that remain available for issuance under the Prior Plan as of the Effective Date and (c) any shares of Common Stock that become available for Awards under this Plan pursuant to Sections 5.03 and 5.04  below. The maximum aggregate number of shares of Common Stock that may be issued under the Plan through incentive stock options granted under the Plan is equal to 7,366,623 shares of Common Stock.

5.03.        Reallocation of Shares

If any Award expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of shares of Common Stock, then any shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award. For the avoidance of doubt, Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until vesting. The number of shares of Common Stock withheld in payment of the tax withholding obligation related to an Award other than an Option or a SAR will be again available for Awards under the Plan. If shares of Common Stock are issued in settlement of a SAR granted under the Plan, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR.  For the avoidance of doubt, (a) the number of shares of Common Stock tendered or withheld in payment of any exercise or purchase price of an Option or a SAR or taxes relating to an Option or a SAR, including shares that were subject to an Option or a SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (b) shares of Common Stock repurchased on the open market with the proceeds of an Option’s exercise price, will be considered “delivered shares” and will not, in each case, be again available for Awards. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under the Plan.

5.04.        Shares Available Under the Prior Plan

Shares of Common Stock subject to an award granted under the Prior Plan and outstanding as of the Effective Date (a “Prior Award”) that expires, is forfeited, terminates without having been exercised

Exhibit 10.1

or is settled for cash (in whole or part), the shares of Common Stock subject to such Prior Award shall, to the extent of such expiration, forfeiture, termination or cash settlement, become available for future grants of Awards under the Plan. For the avoidance of doubt, a number of shares of Common Stock equal to the difference between (a) the maximum number of shares of Common Stock that could have been settled pursuant to performance-based Prior Awards, and (b) the actual number of shares of Common Stock delivered upon settlement of performance-based Prior Awards, shall become available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock subject to Prior Awards shall not be added to the shares of Common Stock authorized for grant under Section 5.02 and shall not be available for future grants of Awards: (i) shares tendered or withheld by the Company in payment of the exercise or grant price of a Prior Award and (ii) shares of Stock tendered or withheld by the Company to satisfy any tax withholding obligation with respect to a Prior Award. For the avoidance of doubt, no awards will be granted under the Prior Plan on or following the Effective Date.

5.05.        Director Award Limitations

No Non-Employee Director may receive in any one (1) calendar year more than five hundred thousand dollars ($500,000) in the aggregate in (a) Awards (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the Grant Date) and (b) cash compensation (including, retainers and cash-based awards).  For any calendar year in which a Non-Employee Director (i) first (1st) commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards, including Cash Awards or other cash compensation whether or not paid pursuant to the Plan, may be granted to such Non-Employee Director in excess of such limit.  Further, the limit set forth in this Section 5.05 shall be applied without regard to grants of (x) Awards, if any, including Cash Awards or other cash compensation whether or not paid pursuant to the Plan, made to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliate of the Company or was otherwise providing services to the Company or to any Affiliate of the Company (including by virtue of employment with, or providing services to, the Manager or an Affiliate of the Manager) other than in the capacity as a director of the Company or (y) Substitute Awards granted to any Non-Employee Director.

Article VI
OPTIONS

6.01.        Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02.        Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Stockholder on the date such Option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.  Except as provided in Articles XIV, XV  and XVIII, the price per share of Common Stock of an outstanding Option may not be reduced

Exhibit 10.1

(by amendment, cancellation and new grant or otherwise) without the approval of stockholders.  In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the Option price exceeds Fair Market Value.

6.03.        Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.  In the case of an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.        Incentive Stock Options

Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code).  For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.05.        Exercise

Subject to the provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Stock with respect to which incentive stock options (granted under the Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) are exercisable for the first time by an individual during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Options that do not qualify as incentive stock options.  An Option granted under the Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.06.        Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee.  If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.07.        Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

6.08.        Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of the Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

Article VII
SARS

7.01.        Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

7.02.        SAR Price

The price per share of Common Stock purchased on the exercise of an SAR shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the SAR is granted.  Except as provided in Articles XIV, XV  and XVIII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders.  In addition, no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of cancellation, the SAR price exceeds Fair Market Value.

7.03.        Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date of grant.  In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five (5) years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.04.        Exercise

Subject to the provisions of the Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option price of the related Option.  A SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR.  The exercise of a Corresponding SAR shall result in the

Exhibit 10.1

termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05.        Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.  In accordance with the provisions of Section 17.06, a fractional share of Common Stock will not be deliverable upon the exercise of a SAR, but a cash payment will be made in lieu thereof.

7.06.        Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to a SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

Article VIII
STOCK AWARDS

8.01.        Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Stock Award (either in the form of Restricted Stock or unrestricted Common Stock) is to be made and will specify the number of shares of Restricted Stock or Common Stock covered by such Stock Award and the terms and conditions of such Stock Award.

8.02.        Vesting

The Committee, on the date of the Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with reference to one (1) or more performance goals or objectives, or both.

8.03.        Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Restricted Stock granted pursuant to the Stock Award may be forfeited or are non-transferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that any such election is intended to comply with Section 409A) and vote the shares of Common Stock; provided, however, that the Committee may prescribe that dividends payable on shares of Restricted Stock subject to a Stock Award shall be accumulated and paid, without interest, when, and to the extent that, the underlying Stock Award becomes nonforfeitable and transferable; and provided further, that during the period that the Stock Award may be forfeited or is non-transferable (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock granted pursuant to a Stock Award, (b) the Company shall retain custody of any certificates representing shares of Restricted Stock granted

Exhibit 10.1

pursuant to a Stock Award, and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares of Restricted Stock granted under the Stock Award are transferable and are no longer forfeitable.

Article IX
RESTRICTED STOCK UNITS

9.01.        Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Restricted Stock Units is to be made and specify the number of Restricted Stock Units covered by such awards and the terms and conditions of such awards.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Stock Units.

9.02.        Terms and Conditions

The Committee, at the time an award of Restricted Stock Units is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an award of Restricted Stock Units may prescribe that a Participant’s rights in the Restricted Stock Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Stock Units shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one (1) or more performance goals or objectives, or both.  An award of Restricted Stock Units may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and an award of Restricted Stock Units may be granted in the settlement of other Awards granted under the Plan.

9.03.        Payment or Settlement

Settlement of an award of Restricted Stock Units shall occur upon expiration of the deferral period specified for each Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of shares of Common Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

9.04.        Stockholder Rights

A Participant, as a result of receiving an award of Restricted Stock Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Restricted Stock Units is earned and settled in shares of Common Stock (to the extent applicable).

Article X
OTHER EQUITY–BASED AWARDS

10.01.    Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests covered by such awards and the terms and conditions of such awards.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02.    Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one (1) or more performance goals or objectives, or both.  Other Equity-Based Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

10.03.    Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of shares of Common Stock and cash, as determined by the Committee in its discretion.  Other Equity-Based Awards denominated as equity interests other than Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.    Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

Exhibit 10.1

Article XI
INCENTIVE AWARDS

11.01.    Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award. The maximum amount payable to a Participant in any calendar year with respect to Incentive Awards that are not granted with reference to a number of shares of Common Stock and that will be settled in cash is one million dollars ($1,000,000).

11.02.    Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate, during a performance period of at least one (1) year, achieves objectives stated with reference to one (1) or more performance measures or criteria prescribed by the Committee.

11.03.    Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee.

11.04.    Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

Article XII

CASH AWARDS

The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Participant in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

Article XIII
PERFORMANCE UNITS

13.01.    Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Performance Unit is to be made and will specify the number of shares of Common Stock or other securities or property covered by such award and the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Unit.

13.02.    Performance Goals Generally

Exhibit 10.1

The Committee, on the date of the grant of a Performance Unit, shall prescribe that the Performance Unit will be earned, and the Participant will be entitled to receive payment pursuant to the Performance Unit, based on the satisfaction of one (1) or more performance conditions or goals and a targeted level or levels of performance with respect to each of such conditions or goals, subject to, if applicable, continued employment or service. The Committee may establish any such performance conditions or goals based on individual criteria or one (1) or more business criteria for the Company, on a consolidated basis, and/or for specified Affiliates of the Company or business or geographical units of the Company, or other measures of performance, as determined to be appropriate by the Committee in its discretion, which performance conditions or goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, in its discretion. Performance conditions or goals may differ for Performance Units granted to any one (1) Participant or to different Participants. The performance period applicable to any Performance Unit shall be set by the Committee in its discretion but shall not exceed ten (10) years.

13.03.    Settlement

At or following the end of the applicable performance period for a Performance Unit, the Committee shall determine the amount, if any, of such Performance Unit that will become vested, exercisable and/or settled. Settlement of such Performance Unit shall be in shares of Common Stock or other securities or property or a combination of the foregoing, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of vesting, exercisability and/or settlement otherwise to be made in connection with such Performance Unit.

13.04.    Stockholder Rights

No Participant shall, as a result of receiving an Performance Unit, have any rights as a stockholder until the date that the Performance Unit is settled and then only to the extent that the Performance Unit is settled by the issuance of shares of Common Stock.

Article XIV
SUBSTITUTE AWARDS

Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company.  Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company.  Notwithstanding anything contained in the Plan to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with Section 409A and other applicable laws and exchange rules.  Except as provided in this Article XIV or in Articles XV or XVIII  hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the stockholders of the Company.

Article XV
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock that may be issued under the Plan, the maximum number of shares of Common Stock that may be issued under the Plan through incentive stock options and the terms of outstanding Awards granted under the Plan shall be adjusted as the Board determines is equitably required in the event that (a) the Company (i) effects one (1) or more nonreciprocal transactions between the Company and its stockholders such as a stock dividend, extra-ordinary cash dividend, stock split, subdivision or consolidation of shares of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding Awards or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article XV by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Aggregate Limit, the maximum number of shares of Common Stock that may be issued under the Plan through incentive stock options or the terms of outstanding Awards under the Plan.

The Committee may make Awards under the Plan in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XV.  Notwithstanding any provision of the Plan, the terms of such substituted Awards granted under the Plan shall be as the Committee, in its discretion, determines is appropriate.

Article XVI
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any certificate issued to represent shares of Common Stock when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations.  No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XVII
GENERAL PROVISIONS

17.01.    General

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Article XIX), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.  Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one (1) Participant or to different Participants.  Except as otherwise provided in an Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

17.02.    Effect on Employment and Service; Employee Status

Neither the adoption of the Plan, its operation, the grant of any Award, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.  If the terms of any Award provide that (a) it may be earned or exercised, (b) shares may become transferable and non-forfeitable thereunder, or (c) payment will be made thereunder, in each case, only after completion of a specified period of employment or continuous service only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

17.03.    Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan.  Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

17.04.    Rules of Construction

(a)               Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(b)               All Awards are intended to comply with, or otherwise be exempt from, Section 409A.  The Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Agreement is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer

Exhibit 10.1

as a result of the Plan or any Agreement.  If any provision of the Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it may be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A.  Each payment under an Award granted under the Plan shall be treated as a separate identified payment for purposes of Section 409A.

(c)               If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Section 409A), it shall be payable only after the Participant’s “separation from service” (as defined under Section 409A); provided, however, that if the Participant is a “specified employee” (as defined under Section 409A) then, subject to any permissible acceleration of payment by the Committee under Section 409A, any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

17.05.    Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in the Plan.  Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee.  Except to the extent prohibited by Section 409A, any statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee.  If shares of Common Stock are used to pay all or part of such tax withholding obligation, the Fair Market Value of the shares of Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the maximum number of shares of Common Stock which may be withheld, surrendered or reduced shall be the number of shares of Common Stock which have a Fair Market Value on the date of surrender, withholding or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

17.06.    Fractional Shares

No fractional share of Common Stock shall be issued or delivered pursuant to the Plan or any Award, but instead, the Committee shall issue a cash payment in lieu of any fractional share of Common Stock.

17.07.    REIT Status

The Plan shall be interpreted and construed in a manner consistent with the Company’s intended status as a REIT.  No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled (a) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (b) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the Award could impair the Company’s status as a REIT.

17.08.    Governing Law

All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Maryland, without giving effect to any conflict of law provisions thereof, except to the extent Maryland law is preempted by federal law.  The obligation of the Company to sell and deliver shares of Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such shares of Common Stock.

17.09.    Clawback

The Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt.  Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.

17.10.    Nontransferability

(a)               Except as provided in Sections 17.10(c) and (d), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 17.10, an incentive stock option shall not be transferable other than by will or the laws of descent and distribution.

(b)               Except as provided in Sections 17.10(a), (c)  and (d), no Award, other than a Stock Award (in the form of unrestricted Common Stock), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(c)               To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(d)               An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

Article XVIII
CHANGE IN CONTROL

18.01.    Impact of Change in Control

In the event of a Change in Control, the Committee is authorized, in its discretion, to cause (a) all outstanding Options and SARs to become fully vested and exercisable immediately prior to such Change in Control and (b) all other outstanding Awards to become earned and non-forfeitable in their entirety upon such Change in Control.

18.02.    Assumption Upon Change in Control

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by, the surviving entity resulting from a transaction described in Section 1.07 (including, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or analogous governing body) of such entity).  The assumed or substituted award shall be of the same type of award as the original Award being assumed or substituted and shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award as of such date as the Committee determines is equitably required, and the assumed or substituted award shall have such other terms and conditions as may be prescribed by the Committee.

18.03.    Cash-Out Upon Change in Control

If an Award is not assumed or replaced with a substitute award in accordance with Section 18.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment.  The payment may be in cash, shares of Common Stock or other securities or consideration received by stockholders in the Change in Control transaction.  The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award (which, with respect to a Performance Unit or other performance-based Award, unless otherwise provided by the Committee or an Award Agreement, shall be based upon the number of Performance Units or other performance-based Awards granted, without any performance-related adjustments as provided for in the applicable Award Agreement) or (b) (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to an Award denominated in Common Stock or valued in reference to Common Stock (which, with respect to a Performance Unit or other performance-based Award, unless otherwise provided by the Committee or an Award Agreement, shall be the number of Performance Units or other performance-based Awards granted, without any performance-related adjustments as provided for in the applicable Award Agreement), the price per share received by stockholders or (iii) for each other Award denominated in other securities or property, the value of such other securities or property, in each case as determined by the Committee.  If the Option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 18.03 without any payment to the Participant.

18.04.    Limitation of Benefits

(a)               The benefits that a Participant may be entitled to receive under the Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under the Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Sections 280G and 4999 of the Code.  As provided in this Section 18.04, the Parachute Payments will be reduced pursuant to this Section 18.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

(b)               The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

(c)               The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Section 4999 of the Code (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

(d)               The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under the Plan or any other plan, agreement or arrangement that are not subject to Section 409A (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under the Plan or any other plan, agreement or arrangement that are subject to Section 409A (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

(e)               As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time that the Accounting Firm makes its determinations under this Section 18.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 18.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 18.04 (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

(f)                This Section 18.04 shall not limit or otherwise supersede the provisions of any other agreement between, on the one hand, the Company, the Manager or any of their respective Affiliates, and, on the other hand, a Participant, which specifically provides for the different treatment of Payments that are subject to Sections 280G and 4999 of the Code, including any such agreement which provides that the Participant cannot receive Payments in excess of the Capped Payments.

Article XIX
AMENDMENT

The Board may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards; provided, however, any adjustments made pursuant to Article XIV, XV  or XVIII  will not be deemed to adversely impair the rights of Participants with respect to outstanding Awards.  In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the shares of Common Stock are listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Article XV) or materially modify the requirements as to eligibility for participation in the Plan.  For the avoidance of doubt, the Board may not (except pursuant to Article XIV, XV  or XVIII) without the approval of stockholders, (a) reduce the Option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the Option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the Award under the rules and regulations of the principal securities exchange on which the shares of Common Stock are listed for trading.

Article XX
effectiveness and DURATION OF PLAN

Awards may be granted under the Plan on and after the Effective Date.  No Award may be granted under the Plan on and after the tenth (10th) anniversary of the Effective Date.  Awards granted before such date shall remain valid in accordance with their terms.